UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2013
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive. Westlake Village, California 91361
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 16, 2013, Row 44, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant (“Row 44”), entered into Amendment No. 16 (“Amendment No. 16”) to the Master Services Agreement, dated December 21, 2007, by and between Hughes Network Systems, LLC (“HNS”) and Row 44, as amended (the “MSA”). Under the MSA, Row 44 sources satellite capacity from satellite operators through HNS, while HNS enters into direct relationships with specific satellite operators in North America and Europe. Row 44 and HNS enter into an amendment to the MSA each time that Row 44 needs to add a new satellite transponder or changes its capacity needs with respect to an existing satellite transponder. Amendment No. 16 amends certain pricing terms under the MSA to reduce the amounts paid by Row 44 for certain satellite capacity that Row 44 already agreed to purchase from HNS, and also sets forth the terms and conditions of the delivery of additional satellite capacity by HNS to Row 44. The services covered by Amendment 16 are for the period beginning April 1, 2013 until December 31, 2015. The foregoing description of Amendment No. 16 is not complete and is qualified in its entirety by reference to Amendment No. 16, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

Row 44 and HNS are also parties to a Master Equipment Purchase Agreement, dated December 21, 2007, between Row 44 and HNS, pursuant to which HNS supplies Row 44 with satellite gateway and related network equipment and modem cards for use as part of the Row 44 in-flight connectivity system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2013	GLOBAL EAGLE ENTERTAINMENT INC.

	By	/s/ Michael Pigott
Michael Pigott
General Counsel, Vice President and Secretary